UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2018

GB Sciences, Inc.

(Exact name of Registrant as specified in its charter)

Delaware (State or other Jurisdiction of Incorporation or organization)	000-55462 (Commission File Number)	59-3733133 (IRS Employer I.D. No.)

3550 W. Teco Avenue

Las Vegas, Nevada 89118

Phone: (844) 843-2569

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

N/A

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule l 4a- l 2 under the Exchange Act ( 17 CFR 240. l 4a- l 2)

☐ Pre-commencement communications pursuant to Rule l 4d-2(b) under the Exchange Act (17 CFR 240. l 4d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. l 3e-4(c))

ITEM 5.02 Appointment of Chief Operations Officer and Senior Vice President of Cultivation.

Effective September 21, 2018, Ksenia Griswold was appointed Chief Operations Officer of GB Sciences, Inc. (the “Company”), replacing Krin Ellery “Kevin” Kuethe who had been serving in that capacity.  Effective the same day, Mr. Kuethe was appointed Senior Vice President of Cultivation.  Ms. Griswold will also continue to service as the Chief Financial Officer of the Company.  Compensation arrangements for Ms. Griswold and Mr. Kuethe with regard to their new appointments are being negotiated.

Ms. Griswold has been serving as the controller of the Company since November 2015 and was appointed Chief Financial Officer on August 4, 2016.  For the five years prior to November 2015, beginning in October 2010, she worked in the Las Vegas, Nevada office of Ernst & Young, LLP.  At the time of her departure from Ernst & Young, she was audit manager.  Ms. Griswold is 35 years of age.

Mr. Kuethe has been serving as the COO of the Company since November 2017. Mr. Kuethe is recognized as a leader nationwide for his extensive knowledge in the cannabis industry. In addition to overseeing development of production, retail, and cultivation operations on behalf of the Company, Mr. Kuethe has ensured the Company’s compliance with regulatory and operational requirements and manages two state-of-the-art medical cannabis cultivation facilities that total over 42,000 sq. ft. He has also been responsible for the development of operational design and vendor relationships.

Mr. Kuethe has participated in all phases of development within the medical marijuana industry. Prior to joining the Company in June 2016, he setup, built out, and acquired approved licensing to manage and operate the fasted growing, state licensed cultivation and retail dispensary facilities in state of Arizona. He simultaneously designed and managed state-compliant facilities for the production of medical marijuana edibles and concentrates, and other dispensary services approved by the states of Arizona and California.  In addition to providing operational roadmaps to ensure proven large scale commercial cannabis cultivation success, profitability, and compliance with regulatory standards, Mr. Kuethe has consulted and participated in various equity financing transactions which led him to own several successful businesses within the broad range of cannabis-industry support services and products. Mr. Kuethe’s facilities showcase the cutting-edge industry technology as well as provide key education to the county and state regarding finance, operations, and public interface.  Mr. Kuethe is 33 years of age.

SIGNATURE PAGE

Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GB Sciences, Inc.

Dated: September 21, 2018	By:	/s/ Ksenia Griswold
Ksenia Griswold
Chief Financial Officer